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                                                                 EXHIBIT (n)(1)
                               CONSENT OF COUNSEL

                             AIM FLOATING RATE FUND
                             ----------------------

                  We hereby consent to the use of our name and to the reference to our firm under the caption "Other Information - Legal Matters" in the Prospectus for AIM Floating Rate Fund, which is included in Post-Effective Amendment No. 4 to the Registration Statement under the Securities Act of 1933, as amended (No. 33-72419), and Amendment No. 13 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-09797), on Form N-2 of AIM Floating Rate Fund.




                                     /s/ Ballard Spahr Andrews & Ingersoll, LLP
                                     ------------------------------------------
                                     Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
March 26, 2002